Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. under the Act for The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ RICHARD W. EVANS, JR.	Chairman of the Board and Director (Principal Executive Officer)	January 29, 2009
Richard W. Evans, Jr.

/s/ PHILLIP D. GREEN	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2009
Phillip D. Green

/s/ R. DENNY ALEXANDER	Director	January 29, 2009
R. Denny Alexander

/s/ CARLOS ALVAREZ	Director	January 29, 2009
Carlos Alvarez

/s/ ROYCE S. CALDWELL	Director	January 29, 2009
Royce S. Caldwell

/s/ CRAWFORD H. EDWARDS	Director	January 29, 2009
Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO	Director	January 29, 2009
Ruben M. Escobedo

/s/ PATRICK B. FROST	Director and President of The Frost National Bank	January 29, 2009
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER	Director	January 29, 2009
David J. Haemisegger

/s/ KAREN E. JENNINGS	Director	January 29, 2009
Karen E. Jennings

/s/ RICHARD M. KLEBURG, III	Director	January 29, 2009
Richard M. Kleberg, III

/s/ ROBERT S. McCLANE	Director	January 29, 2009
Robert S. McClane

/s/ IDA CLEMENT STEEN	Director	January 29, 2009
Ida Clement Steen

/s/ HORACE WILKINS, JR.	Director	January 29, 2009
Horace Wilkins, Jr.